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EXHIBIT 99

CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING
STATEMENTS AND INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    The Company and its representatives may from time to time make written or oral statements with respect to annual or long-term goals and expectations of the Company. These statements include but are not limited to the Company's filings with the Securities and Exchange Commission and in its reports to shareholders.

    Words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those anticipated or projected. The Company cautions readers not to place undue reliance on forward-looking statements, which represent current views as of the date made.

    In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying factors that could affect financial performance and cause the Company's actual results to differ materially from opinions or statements expressed with respect to future periods.

    Forward looking statements are inherently at risk to any changes in the national and worldwide economic environment, which could include among other things economic conditions, political developments, currency exchange rates, interest and inflation rates, accounting standards, taxes, and laws and regulations affecting the Company and its markets.

    Company specific factors which could affect forward looking statements include the following in no particular order of priority:

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  the Company's ability to realize expected efficiencies through the adoption of an Economic Value Added system;

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  pricing and promotional spending activities of the Company's competitors;

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  raw materials price and availability, especially for hogs;

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  changes in, or inability or failure to comply with, governmental rules and regulations affecting the Company's operations;

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  trade and consumer acceptance of the Company's products;

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  sales volume and mix of the Company's products, which may differ from planning assumptions;

  •
  availability and successful exploitation of new acquisition and alliance opportunities;

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  effectiveness of the Company's marketing, advertising and promotional programs;

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  consolidation among members of the grocery trade, and efforts by the trade to promote in-house brands; and

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  ability to grow sales outside the United States, particularly in China.

    This listing and discussion of uncertainties to forward looking statements is not exhaustive and is meant to only highlight factors that may impact the Company's outlook for the future.

    The Company specifically declines to undertake any obligation to publicly revise any forward looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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  EXHIBIT 99
CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING STATEMENTS AND INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995